Exhibit 23.2

                         CONSENT OF INDEPENDENT AUDITORS

        We consent to the use of our report dated February 27, 1997 with respect to the financial statements of RETEC/TETRA L.C. as of December 31, 1996 and 1995 and for the years then ended included in this Annual Report (Form 10-K) of Thermo TerraTech Inc. for the year ended March 29, 1997.

        We also consent to the incorporation by reference in the following Registration Statements of Thermo TerraTech Inc. and each related Prospectus of our report dated February 27, 1997 with respect to the financial statements of RETEC/TETRA L.C. as of December 31, 1996 and 1995 and for the years then ended included in this Annual Report (Form 10-K) for the year ended March 29, 1997.

                Registration Statement No. 33-16462 on Form S-8 Registration Statement No. 33-16464 on Form S-8 Registration Statement No. 33-16465 on Form S-8 Registration Statement No. 33-31478 on Form S-3 Registration Statement No. 33-52824 on Form S-8 Registration Statement No. 33-65283 on Form S-8 Registration Statement No. 33-65281 on Form S-8 Registration Statement No. 333-02269 on Form S-2 Registration Statement No. 33-16466 on Form S-8 Registration Statement No. 333-2055 on Form S-3 Registration Statement No. 033-65307 on Form S-8 Registration Statement No. 33-86194 on Form S-8



                                                     Ernst & Young LLP



    Houston, Texas
    June 4, 1997